Exhibit 99.1

CCC Intelligent Solutions Inc. Announces Closing of New Senior Secured Credit Facility

CHICAGO – September 23, 2021 – CCC Intelligent Solutions Inc. (the “Company”), a wholly owned subsidiary of CCC Intelligent Solutions Holdings Inc. (CCC) (NYSE: CCCS), a leading SaaS platform for the Property & Casualty insurance economy, announced it has completed the successful refinancing of its existing secured credit facility with a new credit agreement comprised of an $800 million senior secured term loan facility (the “Term Loan”) and a $250 million senior secured revolving credit facility (the “Revolving Facility”).

Brian Herb, Chief Financial and Administrative Officer of CCC, said, “Our new secured credit facility further strengthens our balance sheet and provides additional flexibility to execute on our strategic growth initiatives. Together with the proceeds from our recent transaction taking us public, we have decreased our net leverage by more than 50% and reduced our projected cash interest payments by approximately $20 million annually. We believe our strengthened balance sheet and ongoing investments can help deliver meaningful value for our customers and shareholders.”

The Term Loan bears interest at a rate of (i) LIBOR (subject to a 0.50% floor) + initially 2.50% per annum or (ii) ABR + initially 1.50% (in each case, with a 0.25% leverage based step-down, tied to achieving a first lien net leverage ratio of 2.50x), and matures on September 21, 2028. The Revolving Facility bears interest at a rate of (i) LIBOR for dollar denominated borrowings (subject to a 0.00% floor) + initially 2.50% or (ii) ABR + initially 1.50% (in each case, with two 0.25% leverage based step-down, tied to achieving a first lien net leverage ratio of 2.50x and 2.00x respectively) and matures on September 21, 2026. The proceeds, together with cash on hand, were used to refinance all of the term loans and revolving credit facility amounts outstanding under the existing credit facility and to pay fees and expenses of the transaction, including termination of the company’s interest rate swap agreements.

Bank of America, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Citigroup, Barclays, Credit Suisse, Jefferies Finance LLC and Morgan Stanley acted as joint lead arrangers and joint bookrunners for the Credit Facility.

About CCC Intelligent Solutions

CCC Intelligent Solutions Inc. (CCC) (NYSE: CCCS) is a leading SaaS platform for the multi-trillion-dollar P&C insurance economy powering operations for insurers, repairers, automakers, part suppliers, lenders, and more. CCC cloud technology connects more than 30,000 businesses digitizing mission-critical workflows, commerce, and customer experiences. A trusted leader in AI, IoT, customer experience, network and workflow management, CCC delivers innovations that keep people’s lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding expected reductions in interest payments. Such differences may be material. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, competition, including technological advances and new products marketed by competitors; changes to applicable laws and regulations; capital requirements and other risks and uncertainties, including those included under the header “Risk Factors” in the definitive proxy statement/prospectus filed by Dragoneer Growth Opportunities Corp. with the Securities and Exchange Commission (“SEC”) on July 6, 2021, which can be obtained, without charge, at the SEC’s website (www.sec.gov). The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Brian Denyeau

ICR, LLC

646-277-1251

IR@cccis.com

Media Contact:

Michelle Hellyar

Director Public Relations, CCC Intelligent Solutions Inc.

mhellyar@cccis.com